Franklin Valuemark Charter  A Flexible Premium Variable Annuity


Issued by Allianz Life Insurance Company of North America         DA__________

______________________________________________________________________________

1.OWNER   Must be age 85 or younger

     Name      Last                First                        Middle

     ________________________________________________________________________
     (If the Owner is a trust, please include Trust Name, Trust Date, and the Trust Beneficial Owner(s))

     Address         Street Address                         Apartment Number

     City                            State                        Zip Code

     Social Security Number        Date of Birth               Sex ____Female
                                   (If the owner is a trust,       ____Male
     Daytime Telephone (   )       list the date(s) of birth
                                   for the beneficial owner(s))
______________________________________________________________________________

2.JOINT OWNER(Optional)Must be the Spouse of the Owner-Must be age 85 or younger

     Name      Last                First                        Middle

     Social Security Number        Date of Birth               Sex ____Female
                                                                   ____Male
     Daytime Telephone (   )
______________________________________________________________________________

3.ANNUITANT   Must be age 85 or younger.  Must complete if different than owner.

     Name      Last                First                        Middle

     Address        Street Address                           Apartment Number

     City                          State                          Zip Code

     Social Security Number        Date of Birth               Sex ____Female
                                                                   ____Male
______________________________________________________________________________

4.BENEFICIARY(IES) DESIGNATION

     Primary Beneficiary(ies):
     (In the event of death of          Name          Relationship to Owner
     the Owner, the surviving
     Joint Owner becomes the            Name          Relationship to Owner
     Primary Beneficiary.)

     Contingent Beneficiary(ies)        Name          Relationship to Owner

                                        Name          Relationship to Owner

______________________________________________________________________________

5. REPLACEMENT

Is this Annuity intended to replace or change existing life insurance or
annuity?                                           ___Yes     ____No

If checked yes, please include the appropriate forms.
______________________________________________________________________________

6. TAX QUALIFIED PLANS

Is this annuity part of a Tax           For Tax Qualified Plans, please
Qualified Plan?    ____ Yes  ____No     indicate one of the following:

          ___IRA                  ___403(b)TSA
          ___Roth IRA             ___401 (Corporate Plan)
          ___SEP IRA              ___Other _______________
______________________________________________________________________________

7.PURCHASE PAYMENT

     ____Purchase Payment Enclosed with Application

     Purchase Payment Amount $_____________________

     ____This contract will be funded by a 1035 Exchange, Tax Qualified Transfer/Rollover, CD or Mutual Fund Redemption. (If checked, please attach the appropriate forms).
______________________________________________________________________________

8.PURCHASE PAYMENT ALLOCATION

     You may select up to 10 funds. Use whole percentages. The allocations you indicate below will become your allocations on all future payments until you notify us of a change.


CAPITAL GROWTH                          FIXED
___%Capital Growth Fund                 ___%Allianz Life Fixed Account
___%Global Health Care
    Securities Fund                     INCOME
___%Mutual Discovery Securities Fund    ___%High Income Fund
___%Natural Resources Securities Fund   ___%Templeton Global Income Securities
___%Small Cap Fund                          Fund
___%Templeton Developing Markets        ___%U.S. Government Securities Fund
    Equity Fund                         ___%Zero Coupon Fund 2000
___%Templeton Global Growth Fund        ___%Zero Coupon Fund 2005
___%Templeton International Equity      ___%Zero Coupon Fund 2010
    Fund
___%Templeton International Smaller     CAPITAL PRESERVATION AND INCOME
    Companies Fund                      ___%Money Market Fund
___%Templeton Pacific Growth Fund

GROWTH AND INCOME
___%Global Utilities Securities Fund    ___TOTAL (Must Equal 100%)
___%Growth and Income Fund
___%Income Securities Fund
___%Mutual Shares Securities Fund
___%Real Estate Securities Fund
___%Rising Dividends Fund
___%Templeton Global Asset Allocation
   Fund
___%Value Securities Fund

______________________________________________________________________________

9. Death Benefit Election

Franklin Valuemark Charter automatically includes a "Traditional Death Benefit that is applicable to contracts owned for the benefit of an individual. The Traditional Death Benefit is equal to the greater of : 1)Contract Value or 2) Premiums less surrenders.

Check the following box if you want to choose the "Enhanced Death Benefit". An additional charge is assessed to the Owner for this feature. Upon making this selection, it cannot be changed. This selection can only be made at the time of initial premium payment. Refer to the Prospectus for additional information.

___Enhanced Death Benefit is equal to the greater of: 1)Contract Value or 2) Premiums less surrenders or 3) The highest Anniversary Value prior to the Owner's 86th birthday. The Anniversary Value is the Contract Value on a contract anniversary adjusted by subsequent premiums and surrenders.

______________________________________________________________________________

10. INCOME DATE

  Selected Income Date  ___- 01 -___ The Income Date (Annuitization Date) may be
                                     no earlier than two full contract years
                                     after the issue date. (If no date is
                                     selected, the Income Date will default to
                                     the later of one month after the Annuitants
                                     85th birthday or the 10th Contract
                                     Anniversary.)
______________________________________________________________________________

11.TELEPHONE AUTHORIZATION

___ I/We authorize Allianz Life Insurance Company of North America (Allianz
Life) to honor telephone instructions from the Contract Owner(s) to transfer contract values among the sub-accounts and the fixed account and to disburse partial surrenders.

___ I/We  authorize  Allianz Life  Insurance  Company of North America  (Allianz
Life) to accept telephone instructions from the Registered Rep/Agent of Record for this contract and/or the Representative's Assistant(s)to transfer contract values among the sub-accounts and the fixed account.

If no selection is indicated, telephone access authorization will be permitted for the Contract Owner only. This authorization is subject to the terms and provisions in the contract and Prospectus. Allianz Life will employ reasonable procedures to confirm that telephone instructions are genuine. If Allianz Life does not, it may be liable for any losses due to unauthorized or fraudulent transfers.

For partial surrenders, Allianz Life's sole responsibility is to send a check payable to the Owner(s) address, or wire the proceeds to the Owner's account at a commercial bank (a savings bank may not be used) or to the Owner's account at a member firm of a national securities exchange.

______________________________________________________________________________


12. BY SIGNING BELOW, THE OWNER UNDERSTANDS THAT OR AGREES TO

I received a Prospectus and have determined that the variable annuity applied for is not unsuitable for my insurance investment objectives, financial situation, and financial needs. It is a long term commitment to meet insurance needs and financial goals. I understand that the annuity value for payments allocated to the variable sub-accounts may increase or decrease depending on the contract's investment results, and that no minimum cash value is guaranteed on the variable sub-accounts. To the best of my knowledge and belief, all statements and answers in this application are complete and true. It is further agreed that these statements and answers will become a part of any contract to be issued. No representative is authorized to modify this agreement or waive any of Allianz Life's rights or requirements.

___________________________________     ______________________________________
Owner's Signature(or Trustee, if        Joint Owner's Signature (or Trustee,
                  applicable)                                   if applicable)
___________________________________     ______________________________________
Signed At (City, State)              Date Signed

____Please send me a Statement of Additional Information
______________________________________________________________________________

13.BY SIGNING BELOW, THE REGISTERED REPRESENTATIVE/AGENT CERTIFIES THAT

-I am NASD registered and state licensed for variable annuity contracts in the state where this application is written and delivered; and -I provided the Owner(s) with the most current Prospectus; and -To the best of my knowledge and belief, this application ___DOES___DOES NOT involve replacement of existing life insurance or annuities. If replacement, attach a copy of each disclosure statement and list of companies involved.

___________________________________     ______________________________________
Registered Representative Name (Print)  Registered Representative Name (Print)

___________________________________     ______________________________________
Registered Representative Signature     Registered Representative Signature

___________________________________     ______________________________________
Broker Dealer Name                      Authorized signature of Broker Dealer
                                        if required

______________________________________________________________________________
Branch Address                          Branch Telephone Number
______________________________________________________________________________

14.MAIL APPLICATIONS TO

Allianz Life-Valuemark Service Center   For Overnight Delivery:
c/o PNC Bank                            Allianz Life Valuemark Service Center
Box 824240                              c/o PNC Bank
Philadelphia, PA  19182-4240            Attn:  Box 4240
                                        Route 38 and East Gate Drive
                                        Moorestown, NJ    08057-4240
______________________________________________________________________________

15.HOME OFFICE USE ONLY  (EXCEPT IN WV)

If Allianz Life Insurance Company of North America makes a change in this space in order to correct any apparent errors or omissions, it will be approved by acceptance of this contract by the Owner(s); however, any material change must be accepted in writing by the Owner(s).